Exhibit 10.1

EXECUTION VERSION

SUPPORT AND REGISTRATION RIGHTS AGREEMENT

THIS SUPPORT AGREEMENT, dated as of August 9, 2021 (the “Agreement”), by and among Tilman J. Fertitta, an individual resident of the State of Texas (“Fertitta”), Fertitta Entertainment, Inc., a Texas corporation (“FEI”), Landry’s Fertitta, LLC, a Texas limited liability company (“Landry’s Fertitta”), Golden Landry’s LLC, a Texas limited liability company (“Golden Landry’s”), Golden Fertitta, LLC, a Texas limited liability company (“Golden Fertitta” and together with Fertitta, FEI, Landry’s Fertitta and Golden Landry’s, the “Fertitta Parties”), DraftKings Inc., a Nevada corporation (“Parent”), and New Duke Holdco, Inc., a Nevada Corporation (“Holdco” and together with Parent, the “Parent Parties”) (the Parent Parties and the Fertitta Parties, each a “Party” and collectively, the “Parties”). Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to them in the Agreement and Plan of Merger, dated as of the date of this Agreement (as amended, supplemented or otherwise modified from time to time, the “Merger Agreement”), by and among the Parent, Golden Nugget Online Gaming, Inc., a Delaware corporation (the “Company”), Gulf Merger Sub, Inc., a Delaware corporation (“Gulf Merger Sub”), Duke Merger Sub, Inc., a Nevada Corporation (“Duke Merger Sub”), and Holdco.

RECITALS

WHEREAS, as of the date of this Agreement, one or more Fertitta Parties is (i) the record holder, Beneficial Owner (as defined below), and has full voting power over shares of class A common stock, par value $0.01 per share and/or class B common stock, par value $0.01 per share (the “Shares”) of the Company, (ii) the record holder of the warrants to purchase one share of Company Class A Common Stock and (iii) the record holder and Beneficial Owner (as defined below), and has full voting power and power of disposition over the Class B limited liability company membership interests of LHGN HoldCo, LLC, a Delaware limited liability company (“Holdco LLC”), in each case as set forth on such Fertitta Party’s signature page hereto (the securities described in (i), (ii) and (iii) together, the “Subject Securities”);

WHEREAS, concurrently with the execution and delivery of this Agreement, the Company, Parent, Gulf Merger Sub and Duke Merger Sub are entering into the Merger Agreement, which provides for, among other things, (i) the merger of Duke Merger Sub with and into Parent (the “Duke Merger”), with Parent surviving the Duke Merger, pursuant to the provisions of the Nevada Revised Statutes (“NRS”), and (ii) the merger of Gulf Merger Sub with and into the Company (the “Gulf Merger” and, together with the Duke Merger, the “Mergers”), with Gulf surviving the Gulf Merger, pursuant to the provisions of the General Corporation Law of the State of Delaware;

WHEREAS, each of the Fertitta Parties acknowledges that, as a condition and material inducement to Parent, Duke Merger Sub, Gulf Merger Sub and Holdco’s willingness to enter into the Merger Agreement, Parent has required that each of Fertitta Parties enter into this Agreement and, in order to induce Parent, Duke Merger Sub, Gulf Merger Sub and Holdco to enter into the Merger Agreement, each of the Fertitta Parties is willing to enter into this Agreement;

WHEREAS, Gulf, Holdco LLC and Landry’s Fertitta, are party to that certain Tax Receivable Agreement, dated December 29, 2020 (as amended from time to time, the “Tax Receivable Agreement”);

WHEREAS, Landry’s Fertitta, as a condition and material inducement to Parent, Duke Merger Sub, Gulf Merger Sub and Holdco’s willingness to enter into the Merger Agreement, has acknowledged and agreed to waive any payments under the Tax Receivable Agreement and execute (and cause its Affiliates to execute) any agreements necessary to effectuate such waiver and terminate the Tax Receivable Agreement and fully satisfy, extinguish and release all liabilities, rights and obligations thereunder, notwithstanding any terms thereof to the contrary;

WHEREAS, Holdco has agreed to provide the Fertitta Parties with registration rights in respect of Holdco Common Stock (i) to be issued in connection with the Gulf Merger and (ii) underlying the Holdco Private Warrants into which the Company Private Warrants shall be converted pursuant to the Merger Agreement; and

WHEREAS, the Parties desire to make certain representations, warranties, covenants and agreements in connection with this Agreement;

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:

Article I
GENERAL

1.1         Certain Definitions. This Agreement is the “Fertitta Agreement” as defined in the Merger Agreement. Capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement.

“Affiliate” of a Person has the meaning set forth in Rule 12b-2 under the Exchange Act, and “Affiliated” shall have a correlative meaning. For purposes of this definition, the term “control” (including the correlative meanings of the terms “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

“Beneficially Own” or “Beneficial Ownership” has the meaning assigned to such term in Rule 13d-3 under the Exchange Act, and a Person’s beneficial ownership of securities shall be calculated in accordance with the provisions of such Rule (in each case, irrespective of whether or not such Rule is actually applicable in such circumstance). For the avoidance of doubt, Beneficially Own and Beneficial Ownership shall also include record ownership of securities.

“Beneficial Owners” shall mean Persons who Beneficially Own the referenced securities.

“Business of Parent or Holdco” shall mean the research, design, development, marketing, sales, operations, maintenance and commercial exploitation pertaining to the operation of, and providing products and services for: (1) online fantasy sports contests; (2) iGaming, online gambling, online sports betting or online casino games; and (3) all online products and services that in any material aspect are related to, or an extension, development or expansion of, the activities described in clauses (1) and (2) above.

“Competing Business” shall mean any person, firm, association, corporation or any other legal entity that is engaged in a business conducted on an online basis that is competitive with any aspect of the Business of Parent or Holdco, including, but not limited to: Flutter Entertainment PLC, FanDuel, Paddy Power, Betfair, FoxBet, Sportsbet, TVG, Pokerstars, BetStars, Sky Betting & Gaming, BetEasy, Oddschecker, William Hill, Bet365, PointsBet, Penn National Gaming, Barstool Sports, SugarHouse, 888, theScore, Unibet, BetAmerica, Rush Street Interactive, Virgin, Playtech, Pala, Kambi, GAN, GVC Holdings PLC, Scientific Games, Sportradar, International Game Technology and Betgenius, and any and all affiliates of each of the foregoing entities and persons. For the avoidance of doubt, any activities conducted in accordance with Law in a brick-and-mortar casino or other physical facility, including, but not limited to, a sports book, shall not be deemed a Competing Business and shall not be subject to the restrictions set forth in Section 3.1(a), except as it relates to the Business of Parent or Holdco.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Holdco Common Stock” means shares of common stock of Holdco.

“Holder” means Fertitta, FEI, Landry’s Fertitta and any direct or indirect permitted transferee that has become a party to this Agreement by executing and delivering a counterpart to this Agreement in the form attached hereto as Exhibit A, in each case to the extent such Person is a holder or beneficial owner of Registrable Securities.

“Prospectus” means the prospectus or prospectuses (whether preliminary or final) included in any Registration Statement and relating to Registrable Securities, as amended or supplemented and including all material incorporated by reference in such prospectus or prospectuses.

“Registration Expenses” shall mean the out-of-pocket expenses of a Shelf Registration, including, without limitation, the following:

(i) all registration and filing fees (including fees with respect to filings required to be made with the Financial Industry Regulatory Authority, Inc.) and any securities exchange on which the Common Stock is then listed;

(ii) fees and expenses of compliance with securities or blue sky laws;

(iii) printing, messenger, telephone and delivery expenses;

(iv) reasonable fees and disbursements of counsel for Holdco; and

(v) reasonable fees and disbursements of all independent registered public accountants of Holdco incurred specifically in connection with such Shelf Registration (including the expenses of any “comfort letters” required by or incident to such performance).

“Registrable Securities” means, at any time, (i) any shares of Holdco Common Stock held or Beneficially Owned by any Holder, (ii) any shares of Holdco Common Stock issued or issuable to any Fertitta Party upon the exercise of the Holdco Private Warrants and (iii) any shares of Common Stock issued or issuable to any Holder with respect to any shares described in clauses (i) and (ii) above by way of a stock dividend or stock split or in exchange for or upon conversion of such shares or otherwise in connection with a combination of shares, distribution, recapitalization, merger, consolidation, other reorganization or other similar event (it being understood that, for purposes of this Agreement, a Person shall be deemed to be a Holder of Registrable Securities whenever such Person in its sole discretion has the right to then acquire or obtain from the Company any Registrable Securities, whether or not such acquisition has actually been effected).

“Registration Statement” means any registration statement of Holdco under the Securities Act which covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, all amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all documents incorporated by reference in such Registration Statement.

“Rule 144” means Rule 144 under the Securities Act or any successor rule thereto.

“SEC” means the Securities and Exchange Commission or any successor agency administering the Securities Act and the Exchange Act at the time.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Transfer” means (a) any direct or indirect offer, sale, lease, assignment, encumbrance, loan, pledge, grant of a security interest, hypothecation, disposition or other similar transfer (by operation of law or otherwise), either voluntary or involuntary, or entry into any contract, option or other arrangement or understanding with respect to any offer, sale, lease, assignment, encumbrance, loan, pledge, hypothecation, disposition or other transfer (by operation of law or otherwise), of any Subject Securities owned by Fertitta Party (whether beneficially or of record), or (b) in respect of any capital stock or interest in any capital stock, to enter into any swap or any other agreement, transaction or series of transactions that results in an amount of Subject Securities subject to Article II that is less than the amount of Shares subject to Article II as of the date hereof.

Article II
AGREEMENT TO RETAIN SHARES

2.1         Transfer and Encumbrance of Subject Securities.

(a)          No Transfers. From the date hereof until the first anniversary of the Closing Date (the “Applicable Period”), each Fertitta Party shall not, with respect to any Subject Securities Beneficially Owned by such Fertitta Party, directly or indirectly: (a) sell, convey, assign, transfer (including by succession or otherwise by operation of Law), exchange, pledge, hypothecate or otherwise encumber or dispose of any Subject Securities (or any right, title or interest therein) or any rights to acquire any securities or equity interests of the Company; (b) deposit any Subject Securities or any rights to acquire any securities or equity interests of the Company into a voting trust or enter into a voting agreement or any other arrangement with respect to any Subject Securities or any rights to acquire any securities or equity interests of the Company or grant or purport to grant any proxy or power of attorney with respect thereto; (c) enter into any contract, option, call or other arrangement or undertaking, whether or not in writing, with respect to the sale, conveyance, assignment, transfer (including by succession or otherwise by operation of Law), exchange, pledge, hypothecation or other encumbrance or disposition, or limitation on the voting rights, of any Subject Securities (or any right, title or interest therein) or any rights to acquire any securities or equity interests of the Company; (d) otherwise grant, permit or suffer the creation of any Liens on any Subject Securities (other than applicable restrictions on transfer under U.S. state or federal securities or “blue sky” Laws) or (e) commit or agree to take any of the foregoing actions or discuss, negotiate or make an offer or enter into a commitment, agreement, understanding or similar arrangement to take any of the foregoing actions (any action described in clauses (a), (b), (c), (d) and (e), a “Transfer”); provided, however, that the foregoing shall not prohibit Transfers (i) between such Fertitta Party and any controlled Affiliate of Fertitta, (ii) to any member of Fertitta’s immediate family, or to a trust for the benefit of Fertitta or any member of Fertitta’s immediate family, so long as, prior to and as a condition to the effectiveness of any such Transfer, such Affiliate or transferee executes and delivers to the Parent Parties a joinder to this Agreement in the form attached hereto as Exhibit B, or (iii) to the Company with the exercise, net settlement or tax withholding provisions of equity awards granted pursuant to the Company’s stockholder-approved equity incentive plans. Any Transfer or action in violation of this Section 2.1 shall be void ab initio. If any involuntary Transfer of any of Subject Securities occurs, the transferee (and all transferees and subsequent transferees of such transferee) shall take and hold such Subject Securities subject to all of the restrictions, liabilities and rights under this Agreement, which shall continue in full force and effect during the Applicable Period.

2.2          Stop Transfer. Each Fertitta Party hereby agrees that such Fertitta Party shall not request that the Company or Holdco, as applicable, register any transfer of any Certificate or Book-Entry Share or other uncertificated interest representing any Subject Securities made in violation of the restrictions set forth in Section 2.1 during the Applicable Period.

2.3          Interpretation. For the purposes of this Article II, on and after the Gulf Effective Time, “Shares” shall mean shares of Holdco Common Stock and “Company” shall mean Holdco.

2.4          Public Announcements; Filings; Disclosures.

(a)         Each Fertitta Party hereby agrees that such Fertitta Party (and such Fertitta Party’s Affiliates) shall not issue any press release or make any other public announcement or public statement (a “Public Communication”) with respect to this Agreement, the Merger Agreement, or the Transactions without the prior written consent of Parent, except (i) as required by applicable Law or court process, in which case such Fertitta Party shall use its reasonable best efforts to provide Parent and Parent’s legal counsel with a reasonable opportunity to review and comment on such Public Communication in advance of its issuance or (ii) with respect to a Public Communication that is consistent with prior public disclosures by Parent; provided, that the foregoing shall not apply to any disclosure required to be made by such Fertitta Party to a Governmental Entity, including any amendment of any Schedule 13D, so long as such disclosure is consistent with the terms of this Agreement and the Merger Agreement and the public disclosures made by the Company and Parent pursuant to the terms of the Merger Agreement. Notwithstanding anything to the contrary in this Section 2.4(a), each Fertitta Party that is a director or officer of the Company, in his or her capacity as a director or officer of the Company, may make public statements in such capacity to the extent permitted under the Merger Agreement.

(b)          Each Fertitta Party hereby consents to and authorizes the Company and Parent to publish and disclose in any Public Communication or in any disclosure required by the SEC and in the Registration Statement and Proxy/Prospectus such Fertitta Party’s identity and ownership of Subject Securities and such Fertitta Party’s obligations under this Agreement (the “Fertitta Party Information”), consents to the filing of this Agreement to the extent required by applicable Law to be filed with the SEC or any regulatory authority relating to the Merger, and agrees to cooperate with Parent in connection with such filings, including providing Fertitta Party Information requested by Parent. Parent hereby agrees that Parent shall use its reasonable best efforts to provide each Fertitta Party with a reasonable opportunity to review and comment on any Fertitta Party Information included in such disclosure in advance of its filing; provided, that any such comments are provided promptly (and in no event later than five (5) business days after receipt by such Fertitta Party). As promptly as practicable, each Fertitta Party hereby agrees that such Fertitta Party shall notify Parent of any required corrections with respect to any Fertitta Party Information supplied by such Fertitta Party, if and to the extent such Fertitta Party becomes aware that any such Fertitta Party Information shall have become false or misleading in any material respect.

2.5           Acquisition Proposals.

(a)          Non-Solicitation. Subject to Section 2.3 (No Agreement as Director or Officer) each Fertitta Party hereby agrees that such Fertitta Party shall not, and none of such Fertitta Party’s Affiliates nor any of the directors (or persons performing similar functions), officers or employees of such Fertitta Party or such Fertitta Party’s Affiliates shall, and such Fertitta Party shall direct such Fertitta Party’s and such Fertitta Party’s Affiliate’s Representatives not to, directly or indirectly take any action set forth in clauses (i) through (v) of Section 6.2(a) of the Merger Agreement (without giving effect to any amendment or modification of such clauses after the date hereof). Each Fertitta Party hereby agrees that such Fertitta Party shall not cause any of its portfolio companies and their respective Representatives to fail to comply with this Section 2.5(a). Each Fertitta Party hereby agrees that such Fertitta Party shall promptly inform its Affiliates of the obligations undertaken in this Section 2.5.

(b)          Notice. Each Fertitta Party hereby agrees that such Fertitta Party shall promptly (and, in any event, within 48 hours) give notice to Parent if (i) any inquiries, proposals or offers with respect to an Acquisition Proposal are received by, (ii) any non-public information is requested in connection with any Acquisition Proposal from, or (iii) any discussions or negotiations with respect to an Acquisition Proposal are sought to be initiated or continued with, such Fertitta Party or any of such Fertitta Party’s Representatives, setting forth in such notice the name of such Person and the material terms and conditions of any proposals or offers (including, if applicable, complete copies of any written requests, proposals or offers, including proposed agreements) and thereafter shall keep Parent informed, on a current basis (and, in any event, within 24 hours), of the status and terms of any such proposals or offers (including any amendments thereto) and the status of any such discussions or negotiations, including any change in its intentions as previously notified.

(c)          Existing Discussions. Each Fertitta Party hereby agrees that such Fertitta Party shall, and shall cause such Fertitta Party’s Affiliates and such Fertitta Party’s and such Fertitta Party’s Affiliates’ Representatives to, immediately cease and cause to be terminated any existing activities, discussions or negotiations with any Person conducted heretofore with respect to any Acquisition Proposal, or proposal that would reasonably be expected to lead to an Acquisition Proposal. Such Fertitta Party shall promptly deliver a written notice to each such Person providing only that such Fertitta Party is ending all discussions and negotiations with such Person with respect to any Acquisition Proposal, or proposal or transaction that would reasonably be expected to lead to an Acquisition Proposal and informing such Persons of the obligations undertaken in this Section 2.5, which notice shall also request the prompt return or destruction of all confidential information concerning the Company and any of its Subsidiaries heretofore furnished to such Person by such Fertitta Party or any of such Fertitta Party’s Affiliates, as applicable.

(d)          Exception. Notwithstanding anything in this Agreement to the contrary, each Fertitta Party, directly or indirectly through one or more of such Fertitta Party’s Representatives, may discuss and confirm to any Person making an Acquisition Proposal the willingness of such Fertitta Party to support and sign a voting agreement in the event of any termination of the Merger Agreement if (i) the Company is participating in discussions or negotiations with such Person in compliance with Section 6.2 of the Merger Agreement and (ii) such Fertitta Party’s negotiations and discussions are in conjunction with and ancillary to the Company’s discussions and negotiations.

2.6          No Agreement as Director or Officer. Each Fertitta Party is entering into this Agreement solely in such Fertitta Party’s capacity as record or Beneficial Owner of Subject Securities and nothing herein is intended to or shall limit or affect any actions taken by such Fertitta Party or any employee, officer, director (or person performing similar functions), partner or other Affiliate (including, for this purpose, any appointee or representative of such Fertitta Party to the board of directors of the Company or Holdco) of such Fertitta Party, solely in his or her capacity as a director or officer of the Company or Holdco (or a Subsidiary of the Company or Holdco) or other fiduciary capacity for the Company or Holdco’s stockholders.

2.7         Additional Purchases; Adjustments. Each Fertitta Party agrees that any shares of Company Common Stock, any Company Private Warrants or Units and any other shares of capital stock or other equity securities of the Company or Holdco LLC that such Fertitta Party purchases or otherwise acquires or with respect to which such Fertitta Party otherwise acquires voting power during the Applicable Period shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted the Subject Securities as of the date hereof, and such Fertitta Party shall promptly notify Parent Parties of the existence of any such after acquired Subject Securities. In the event of any stock split, stock dividend, merger, reorganization, recapitalization, reclassification, combination, exchange of shares or the like of the equity interests of the Company, Holdco LLC or Holdco affecting the Subject Shares, the terms of this Agreement shall apply to the resulting securities.

Article III
ADDITIONAL AGREEMENTS

3.1         Non-Competition; Non-Solicitation. Each Fertitta Party agrees that from and after the date hereof and until the termination of this Agreement in accordance with its terms, Fertitta Party shall take no action that would reasonably be likely to adversely affect or delay the ability to perform its respective covenants and agreements under this Agreement.

(a)          For a period beginning on the date of this Agreement and ending five years following the Closing Date (the “Restricted Period”), each Fertitta Party shall not, and shall not permit any of its Affiliates to, directly or indirectly, (i) engage in or knowingly assist others in engaging in the Competing Business in the United States; (ii) knowingly have an interest in any Person that engages, directly or indirectly, in the Competing Business in the United States in any capacity, including as a partner, shareholder, member, employee, principal, agent, trustee or consultant; or (iii) intentionally interfere in any material respect with the business relationships (whether formed prior to or after the date of this Agreement) between (a) the Company and customers or suppliers of the Company and (b) Parent and customers or suppliers of Parent. Notwithstanding the foregoing, each Fertitta Party may own, directly or indirectly, solely as a passive investment, securities of any Person traded on any national securities exchange if such Fertitta Party (together with its Affiliates) is not a controlling Person of, or a member of a group which controls, such Person and does not, directly or indirectly, Beneficially Own 5% or more of any class of securities of such Person.

(b)          During the Restricted Period, the Fertitta Parties, on the one hand, and the Parent Parties, on the other hand, shall not, and shall not permit any of their respective Affiliates to, directly or indirectly, hire or solicit any employee of the other Parties or knowingly encourage any such employee to leave such employment or hire any such employee who has left such employment, except pursuant to a general solicitation which is not directed specifically to any such employees; provided, that nothing in this Section 4.4(b) shall prevent any Party or any of its Affiliates from hiring (i) any employee whose employment has been terminated by the other Parties; (ii) after 180 days from the date of termination of employment, any employee whose employment has been terminated by the employee; or (iii) any employee who contacts such Party or its Affiliates on his or her own initiative and without any direct or indirect solicitation in contravention of the above restrictions.

(c)          Each Fertitta Party acknowledges that the restrictions contained in this Section 3.1(c) are reasonable and necessary to protect the legitimate interests of Parent and Holdco and constitute a material inducement to Parent and Holdco to enter into this Agreement and the Merger Agreement and consummate the transactions contemplated hereby and thereby. In the event that any covenant contained in this Section 3.1(c) should ever be adjudicated to exceed the time, geographic, product or service, or other limitations permitted by applicable Law in any jurisdiction, then any court is expressly empowered to reform such covenant, and such covenant shall be deemed reformed, in such jurisdiction to the maximum time, geographic, product or service, or other limitations permitted by applicable Law. The covenants contained in this Section 3.1(c) and each provision hereof are severable and distinct covenants and provisions. The invalidity or unenforceability of any such covenant or provision as written shall not invalidate or render unenforceable the remaining covenants or provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such covenant or provision in any other jurisdiction.

3.2         Holdco Board. If at any time Holdco informs Fertitta that, based upon the reasonable, good faith determination by the Holdco Board in consultation with outside legal counsel, Fertitta’s continued service as a director of Holdco (or any committee thereof) would (i) prevent Holdco from undertaking any activities in gaming, sports betting, gambling, fantasy sports, online gambling or other similar activities or (ii) be contrary to the rules and regulations of the National Basketball Association or any other athletic governing body or organization, Fertitta agrees to, as promptly as practicable, resign from the board of directors of Holdco and any committees thereof.

3.3          Limitation on Stock Ownership. Each Fertitta Party agrees that at no time during the term of this Agreement shall the Fertitta Parties and their affiliates hold, in the aggregate, more than five percent (5%) of the voting power or economic interests of Holdco (the “Maximum Position”). If at any time a Fertitta Party becomes aware that the Fertitta Parties and their Affiliates have obtained or otherwise hold an amount of shares such that they hold a position greater than the Maximum Position, such Fertitta Party shall notify Holdco and the other Fertitta Parties and the Fertitta Parties shall as soon practically as possible take all such action to cause the Fertitta Parties to no longer hold a position that exceeds the Maximum Position.

3.4          Tax Receivable Agreement. Landry’s Fertitta agrees to waive any payments under the Tax Receivable Agreement (the “Waiver”). Landry’s Fertitta shall execute and shall cause its Affiliates to execute any agreements (with the Company or otherwise) necessary to effectuate the Waiver and have the Tax Receivable Agreement terminate and be of no further force or effect and have all liabilities and obligations thereunder be fully satisfied, extinguished and released, notwithstanding any terms thereof to the contrary.

3.5          No Adverse Act. Each Fertitta Party hereby agrees that, except as expressly provided or permitted by this Agreement, such Fertitta Party shall not, and shall cause its controlled Affiliates not to, without the prior written consent of Parent, directly or indirectly, take or permit any action that would in any way (i) restrict, limit or interfere with the performance of such Fertitta Party’s obligations hereunder, (ii) make any representation or warranty of such Fertitta Party herein untrue or inaccurate or (iii) otherwise restrict, limit or interfere with the performance of this Agreement, the Merger Agreement or the transactions contemplated by this Agreement or the Merger Agreement. Each Fertitta Party hereby agrees that such Fertitta Party shall notify Parent in writing promptly of (a) any fact, event or circumstance that would cause, or would reasonably be expected to cause or constitute, an untruth or inaccuracy in the representations and warranties of such Fertitta Party herein and (b) the receipt by such Fertitta Party of any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with this Agreement; provided, however, that the delivery of any notice pursuant to this sentence shall not limit or otherwise affect the remedies available to any Party.

3.6          Litigation. Each Fertitta Party agrees not to commence, join in, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Parent or the Company or any of their respective Affiliates and each of their successors or directors relating to the negotiation, execution or delivery of this Agreement or the Merger Agreement or the consummation of the transactions contemplated hereby or thereby, including any claim (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or the Merger Agreement (including any claim seeking to enjoin or delay the Closing), (b) alleging a breach of any fiduciary duty of the board of directors of the Company in connection with the negotiation and entry into this Agreement, the Merger Agreement or the transactions contemplated hereby or thereby, and hereby irrevocably waives any claim or rights whatsoever with respect to any of the foregoing or (c) the treatment of the Company Capital Stock under the Merger Agreement. For purposes of this Section 4.2, “Merger Agreement” shall mean the Merger Agreement as of the date hereof and any amendments thereto in respect of which each Fertitta Party has not terminated this Agreement pursuant to Section 7.2.

3.7          Release of Claims. Subject to and upon the consummation of the Merger and the receipt of the Closing Merger Consideration Amount to which Fertitta Party is entitled, each Fertitta Party, and, if such Fertitta Party is a legal entity, together with such Fertitta Party’s officers, directors, Subsidiaries and Affiliates, and each of their respective heirs, successors and assigns (such persons, the “Releasors”), hereby fully and unconditionally (subject to the receipt of the amounts specified in this paragraph) releases, acquits and forever discharges, to the fullest extent permitted by law, each of the Parent Parties, the Company, each of their respective Subsidiaries and Affiliates and their respective past, present or future officers, directors, employees, counsel and agents prior to Closing (such persons, the “Releasees”), from and against any and all actions, causes of action, claims, demands, damages, judgments and suits of every kind, nature and description whatsoever, whether known or unknown, asserted or unasserted, absolute or contingent, mature or inchoate, both at law and in equity, which Fertitta Party or any of the Releasors ever had, now has or may hereafter have against any of the Releasees, on or by reason of any matter, cause or thing whatsoever that arose from such Fertitta Party’s ownership of Shares in the Company prior to the Closing; provided, however, that nothing herein shall be deemed to release (a) any right of Fertitta Party to receive the Gulf Merger Consideration, (b) any claim pursuant to the Merger Agreement or any other agreement, instrument, certificate or document delivered pursuant to the Merger Agreement or in connection with the transactions contemplated thereby, (c) any liabilities of a Releasee in connection with any transactions between the parties that are not related to the Merger Agreements or the transactions contemplated thereby, (d) any employment compensation or benefits matter affecting any Releasor in his or her capacity as a director, manager, officer or employee of Parent, the Company, their respective Affiliates or Subsidiaries, (e) any indemnification, expense advancement or exculpation right of Releasor under (i) any insurance policy, (ii) the organizational documents of Parent or the Company or their respective Affiliates and Subsidiaries or (iii) Section 6.14 of the Merger Agreement, or (f) any claim which may not be waived as a matter of law, including, but not limited to, the Releasor’s right to file a charge with or participate in a charge by any local, state, or federal administrative body or government agency that is authorized to enforce or administer laws related to employment.

3.8           Further Assurances. Each Fertitta Party agrees that from and after the date hereof and until the Termination Date, each Fertitta Party shall take no action that would reasonably be likely to adversely affect or delay the ability to perform its respective covenants and agreements under this Agreement.

3.9         Interest Payments. The Fertitta Parties will execute (and cause its Affiliates to execute) all such agreements and take such action as required to waive the obligations of all Fertitta Parties to make interest payments on behalf of the Company and of the Company to issue equity in relation to such payments.

Article IV
REGISTRATION RIGHTS

4.1          Shelf Registration.

(a)          Filing. No later than the expiration of the Applicable Period, Holdco shall prepare and file with the SEC a Registration Statement on Form S-3 (assuming Holdco is then eligible to file on Form S-3) or the then appropriate form for an offering to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act or any successor rule thereto (a “Shelf Registration Statement”) that covers all Registrable Securities then outstanding for an offering to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act or any successor rule thereto (a “Shelf Registration”). If permitted under the Securities Act, such Shelf Registration Statement shall be an “automatic shelf registration statement” as defined in Rule 405 under the Securities Act.

(b)          Effectiveness. Holdco shall use its reasonable best efforts to (i) cause the Shelf Registration Statement filed pursuant to Section 4.1(a) to be declared effective by the SEC or otherwise become effective under the Securities Act as promptly as practicable after the filing thereof and (ii) keep such Shelf Registration Statement continuously effective and in compliance with the Securities Act and useable for the resale of Registrable Securities until the earliest of (i) the date on which all Registerable Securities may be resold without volume or manner of sale limitations pursuant to Rule 144 and (ii) the date on which such Registerable Securities have actually been sold. The Registration Statement when effective (including the documents incorporated therein by reference, if any) will comply as to form in all material respects with all applicable requirements of the Securities Act and the Exchange Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any prospectus contained in such Registration Statement or documents incorporated therein by reference, in the light of the circumstances under which a statement is made).

(c)          Registration Expenses. The Registration Expenses of all Registrations shall be borne by Holdco. It is acknowledged by the Stockholders that the Stockholders shall bear all incremental selling expenses relating to the sale of Registrable Securities, such as underwriters’ commissions and discounts, brokerage fees, underwriter marketing costs and, other than as set forth in the definition of “Registration Expenses,” all reasonable fees and expenses of any legal counsel representing the Stockholders.

(d)          Indemnification and Contribution.

(i)           Holdco agrees to indemnify, to the extent permitted by law, each Stockholder, its officers and directors and each person who controls such Stockholder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses (including attorneys’ fees) caused by any untrue or alleged untrue statement of material fact contained in any Shelf Registration Statement, Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to Holdco by such Stockholder expressly for use therein.

(ii)          In connection with any Shelf Registration Statement in which a Stockholder is participating, such Stockholder shall furnish to Holdco in writing such information and affidavits as Holdco reasonably requests for use in connection with any such Shelf Registration Statement or Prospectus and, to the extent permitted by law, shall indemnify Holdco, its directors and officers and agents and each person who controls Holdco (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses (including without limitation reasonable attorneys’ fees) resulting from any untrue statement of material fact contained in the Shelf Registration Statement, Prospectus or any amendment thereof or supplement thereto or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such Stockholder expressly for use therein; provided, however, that the obligation to indemnify shall be several, not joint and several, among such Stockholders of Registrable Securities, and the liability of each such Stockholder of Registrable Securities shall be in proportion to and limited to the net proceeds received by such Stockholder from the sale of Registrable Securities pursuant to such Shelf Registration Statement. The Stockholder shall indemnify the underwriters of any underwritten shelf takedown, their officers, directors and each person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing with respect to indemnification of Holdco.

(iii)        Any person entitled to indemnification herein shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel (plus local counsel) for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

(iv)          The indemnification provided for under this Section 4.1(c) shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person of such indemnified party and shall survive the transfer of securities. Holdco and each Stockholder participating in an offering also agrees to make such provisions as are reasonably requested by any indemnified party for contribution to such party in the event Holdco’s or such Stockholder’s indemnification is unavailable for any reason.

(v)          If the indemnification provided under Section 4.1(c) hereof from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action; provided, however, that the liability of any Stockholder under this Section 4.1(c)(v) shall be limited to the amount of the net proceeds received by such Stockholder in such offering giving rise to such liability. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in Sections 4.1(c)(i), (ii) and (iii) above, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this subsection Section 4.1(c)(v) were determined by pro rata allocation or by any other method of allocation, which does not take account of the equitable considerations referred to in this Section 4.1(c)(v). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 4.1(c)(v) from any person who was not guilty of such fraudulent misrepresentation.

Article V
REPRESENTATIONS AND WARRANTIES OF THe FERTITTA ENTITies

5.1           Representations and Warranties. Each Fertitta Party hereby represents and warrants as follows:

(a)          Ownership, Officer Positions and Board Membership. Neither (i) Fertitta’s membership on the Board of Directors of Holdco nor (ii) the Fertitta Parties ownership of Holdco Stock following the Closing will preclude Holdco from undertaking any iGaming, sports betting, gambling, fantasy sports, online gambling or other similar activities, or be contrary to the rules and regulations of the National Basketball Association or any other athletic governing body or organization.

(b)          Ownership. Each Fertitta Party has, with respect to the Shares, and at all times during prior to the Gulf Effective Time will continue to have, Beneficial Ownership of, good and valid title to and full and exclusive power to vote, issue instructions with respect to the matters set forth in Article III, agree to all of the matters set forth in this Agreement and to Transfer the Shares. The Shares constitute all of the Company Common Stock owned of record or Beneficially Owned by each Fertitta Party as of the date hereof. Other than this Agreement, (i) there are no agreements or arrangements of any kind, contingent or otherwise, to which any Fertitta Party is a party, obligating any Fertitta Party to Transfer or cause to be Transferred to any Person any of the Shares and (ii) other than the Merger Agreement, no Person has any contractual or other right or obligation to purchase or otherwise acquire any of the Shares.

(c)          Organization; Authority. If any Fertitta Party is an entity, such Fertitta Party is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization and such Fertitta Party has the requisite capacity and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly authorized (to the extent authorization is required), executed and delivered by such Fertitta Party and, assuming this Agreement constitutes a valid and binding obligation of Parent and Holdco, constitutes a legal, valid and binding obligation of such Fertitta Party, enforceable against such Fertitta Party in accordance with its terms (except in all cases as such enforceability may be limited by laws of general application relating to bankruptcy, insolvency, and the relief of debtors, and rules of law governing specific performance, injunctive relief and other equitable remedies (“the Bankruptcy and Equity Exception”)). If such Fertitta Party is an individual and is married and such Fertitta Party’s Shares constitute community property under applicable Law, this Agreement has been duly authorized (to the extent authorization is required), executed and delivered by, and constitutes the valid and binding agreement of, such Fertitta Party’s spouse (except in all cases as such enforceability may be limited by the Bankruptcy and Equity Exception).

(d)         No Violation. The execution and delivery of this Agreement by Fertitta Party does not, and the performance by such Fertitta Party of its obligations under this Agreement will not, (i) result in such Fertitta Party violating any Law applicable to such Fertitta Party or by which any of its assets or properties is bound or, if applicable, any certificate or articles of incorporation, as applicable, or bylaws or other equivalent organizational documents of such Fertitta Party, or (ii) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the properties or assets of such Fertitta Party under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which such Fertitta Party is a party, or by which it or any of its properties or assets may be bound that would adversely affect its ability to perform its obligations under this Agreement (other than any restriction on transfer arising under applicable securities Laws).

(e)          Consents and Approvals. The execution and delivery by each Fertitta Party of this Agreement does not, and the performance of such Fertitta Party’s obligations hereunder will not, require such Fertitta Party or any of its Affiliates to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any Person or governmental or regulatory authority.

(f)            Absence of Litigation. To the knowledge of each Fertitta Party, as of the date hereof, there is no proceeding pending against, or threatened in writing against such Fertitta Party that would prevent the performance by such Fertitta Party of its obligations under this Agreement or to consummate the transactions contemplated hereby or by the Merger Agreement, including the Merger, on a timely basis.

(g)           Absence of Other Voting or Support Agreements. Other than pursuant to Permitted Encumbrances (defined as in the Merger Agreement as if Fertitta Party were “the Company” thereunder) or pursuant to the Company’s organizational documents, none of the Shares is subject to any voting trust, proxy or other agreement, arrangement or restriction with respect to voting, in each case, that is inconsistent with this Agreement. None of the Shares is subject to any pledge agreement pursuant to which Fertitta Party does not retain sole and exclusive voting rights with respect to the Shares subject to such pledge agreement at least until the occurrence of an event of default under the related debt instrument.

5.2          Adequate Information. Each Fertitta Party acknowledges that such Fertitta Party is a sophisticated investor with respect to such Fertitta Party’s Subject Securities and has adequate information concerning the business and financial condition of the Company and the transactions contemplated by the Merger Agreement to make an informed decision regarding the transactions contemplated by this Agreement and has, independently and without reliance upon Parent, the Company or any Affiliate of Parent and the Company, and based on such information as such Fertitta Party has deemed appropriate, made such Fertitta Party’s own analysis and decision to enter into this Agreement. Each Fertitta Party acknowledges that such Fertitta Party has had the opportunity to seek independent legal advice prior to executing this Agreement.

5.3           No Other Representations or Warranties. Except for the representations and warranties made by each Fertitta Party in this Article V, no Fertitta Party nor any other Person makes any express or implied representation or warranty with respect to the Parent, Holdco, Company or any of their respective Affiliates or any of their respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects in connection with this Agreement or the Transactions, and the Parent, Holdco and Company expressly disclaim any such other representations or warranties. Notwithstanding the foregoing, nothing in this Section 5.3 shall limit Parent’s, Holdco’s or Merger Subs’ remedies with respect to claims of fraud or intentional or willful misrepresentation.

Article VI
MISCELLANEOUS

6.1          Non-Recourse. This Agreement may only be enforced against, and Proceeding based upon, arising out of or related to this Agreement may only be brought against, the Persons that are expressly named as parties to this Agreement. Except to the extent named as a party to this Agreement, and then only to the extent of the specific obligations of such parties set forth in this Agreement, no past, present or future shareholder, member, partner, manager, director, officer, employee, Affiliate, agent or Advisor of any party to this Agreement or any Subsidiary of Company will have any liability (whether in contract, tort, equity or otherwise) for any of the representations, warranties, covenants, agreements or other obligations or liabilities of any of the parties to this Agreement or for any Proceeding based upon, arising out of or related to this Agreement.

6.2          Effectiveness and Termination. Subject to Section 1.1, this Agreement shall be effective only upon execution of the Merger Agreement and shall terminate on the date the Merger Agreement is validly terminated in accordance with its terms. The termination of this Agreement shall relieve (i) any party hereto from any liability of such party to any other party incurred prior to such termination or (ii) any party hereto from any liability to any other party arising out of or in connection with a willful breach of this Agreement. Nothing in the Merger Agreement shall relieve any Fertitta Party from any liability arising out of or in connection with a willful breach of this Agreement.

6.3          Amendment and Waiver. This Agreement may be amended or waived (a) only in a writing signed by Parent, the Company and each Fertitta Party; and (b) subject to Section 9.2 of the Merger Agreement, with respect to the waiver of conditions to Closing as of the Effective Time, any waiver of any provision of this Agreement will be effective against any Party only as set forth in a writing executed by such Party. No waiver of any provision hereunder or any breach or default thereof will extend to or affect in any way any other provision or prior or subsequent breach or default.

6.4         Expenses. Whether or not the Closing takes place, except as expressly provided herein or in the Merger Agreement, all fees, costs and expenses incurred in connection with this Agreement and the consummation of the transactions contemplated by the Merger Agreement will, subject to Section 6.13 of the Merger Agreement, be paid by the party incurring or required to incur such expenses.

6.5          Notices. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received (a) upon receipt when delivered by hand, (b) four (4) Business Days after being sent if sent by certified mail return receipt requested, (c) upon confirmation of receipt if sent by electronic transmission (with autoreply not being deemed confirmation of receipt), or (d) one (1) Business Day after being sent by courier or express delivery service; provided that in each case the notice or other communication is sent to the address set forth beneath the name of such party below (or to such other address as such party shall have specified in a written notice given to the other parties hereto); provided that with respect to notices delivered to the Securityholders’ Representative, such notices must be delivered solely via electronic transmission:

If to a Fertitta Party to:

Fertitta Entertainment, Inc.

1510 West Loop South

Houston, TX 77027

Attention:	Steven L. Scheinthal – General Counsel
Email:	SScheinthal@ldry.com

With a copy to (which shall not constitute notice):

Latham & Watkins LLP

1271 Avenue of the Americas

New York, NY 10020

Attention:	Ian Schuman and Nick Dhesi
Email:	ian.schuman@lw.com; nick.dhesi@lw.com

If to Parent or Holdco, to:

DraftKings Inc.

222 Berkeley St.

Boston, MA 02116

Attention:	R. Stanton Dodge, Chief Legal Officer and Secretary
Email:	sdodge@draftkings.com

With a copy to (which shall not constitute notice) to:

Sullivan & Cromwell LLP

125 Broad Street

New York, NY 10004

Attention:	Scott Miller
E-mail:	millersc@sullcrom.com

6.6          Construction. The Parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.

6.7         Counterparts. This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement. A signed copy of this Agreement delivered by facsimile, email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement. This Agreement may be executed and delivered by facsimile or any other electronic means, including “.pdf” or “.tiff” files, and any facsimile or electronic signature shall constitute an original for all purposes.

6.8          Entire Agreement. This Agreement, the Merger Agreement (including the exhibits, schedules and annexes thereto), the Company Disclosure Letter, the Commercial Agreement, and the Confidentiality Agreement and any other documents delivered by the parties in connection with the Merger or Merger Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and the transactions contemplated by the Merger Agreement and supersede all prior agreements among the parties with respect thereto.

6.9          Governing Law; Waiver of Jury Trial.

(a)         THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF (OR ANY OTHER JURISDICTION) TO THE EXTENT THAT SUCH PRINCIPLES WOULD DIRECT A MATTER TO ANOTHER JURISDICTION.

(b)          Each of the Parties agrees that: (i) it shall bring any Proceeding in connection with, arising out of or otherwise relating to this Agreement, any instrument or other document delivered pursuant to this Agreement or the Transactions exclusively in the courts of the State of Delaware in the Court of Chancery of the State of Delaware or (and only if) such court finds it lacks subject matter jurisdiction, the Superior Court of the State of Delaware (Complex Commercial Division); provided that if subject matter jurisdiction over the matter is the subject of the Proceeding is vested exclusively in the United States federal courts, such Proceeding shall be heard in the United States District Court for the District of Delaware (the “Chosen Courts”); and (ii) solely in connection with such Proceedings, (A) it irrevocably and unconditionally submits to the exclusive jurisdiction of the Chosen Courts, (B) it waives any objection to the laying of venue in any Proceeding in the Chosen Courts, (C) it waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any Party, (D) mailing of process or other papers in connection with any such Proceeding in the manner provided in Section 6.6 or in such other manner as may be permitted by applicable Law shall be valid and sufficient service thereof and (E) it shall not assert as a defense, any matter or claim waived by the foregoing clauses (A) through (D) of this Section 6.09(b) or that any Governmental Order issued by the Chosen Courts may not be enforced in or by the Chosen Courts.

(c)          EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY BE IN CONNECTION WITH, ARISE OUT OF OR OTHERWISE RELATE TO THIS AGREEMENT, ANY INSTRUMENT OR OTHER DOCUMENT DELIVERED PURSUANT TO THIS AGREEMENT OR OTHER DOCUMENT DELIVERED PURSUANT TO THIS AGREEMENT OR THE TRANSACTIONS, IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY PROCEEDING DIRECTLY OR INDIRECTLY, IN CONNECTION WITH, ARISING OUT OF OR OTHERWISE RELATING TO THIS AGREEMENT, ANY INSTRUMENT OR OTHER DOCUMENT DELIVERED PURSUANT TO THIS AGREEMENT OR THE TRANSACTIONS. EACH PARTY HEREBY ACKNOWLEDGES AND CERTIFIES (i) THAT NO REPRESENTATIVE OF THE OTHER PARTIES HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTIES WOULD NOT, IN THE EVENT OF ANY ACTION OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) IT MAKES THIS WAIVER VOLUNTARILY AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS, ACKNOWLEDGMENTS AND CERTIFICATIONS CONTAINED IN THIS SECTION 6.10(c).

6.10        Assignment. This Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, except that neither this Agreement nor any of the rights or obligations hereunder may be assigned or delegated by any of the parties hereto (whether by operation of law or otherwise) except as set forth herein or with the prior written consent of the other parties.

6.11        Third Party Beneficiaries. Notwithstanding anything contained in this Agreement to the contrary, except for the provisions of Article II, nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement ; provided, however, that Jefferies LLC and its Affiliates shall be deemed third party beneficiaries for the purposes of Article IV..

6.12        Specific Performance. The parties hereto agree that irreparable damage, for which monetary relief, even if available, would not be an adequate remedy, would occur in the event that any provision of this Agreement is not performed in accordance with its specific terms or is otherwise breached, including if the parties hereto fail to take any action required of them hereunder to consummate the transactions contemplated by the Merger Agreement. It is accordingly agreed that (a) the parties hereto will be entitled to an injunction or injunctions, specific performance or other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in the courts described in Section 6.9 without proof of damages or otherwise, this being in addition to any other remedy to which they are entitled under this Agreement and (b) the right of specific performance and other equitable relief is an integral part of the transactions contemplated by the Merger Agreement and without that right, neither the Company nor Parent would have entered into this Agreement.

6.13        Severability. The provisions of this Agreement shall be deemed severable and the illegality, invalidity or unenforceability of any provision shall not affect the legality, validity or enforceability of the other provisions of this Agreement. If any provision of this Agreement, or the application of such provision to any Person or any circumstance, is illegal, invalid or unenforceable, (a) a suitable and equitable provision to be negotiated by the Parties, each acting reasonably and in good faith shall be substituted therefor in order to carry out, so far as may be legal, valid and enforceable, the intent and purpose of such legal, invalid or unenforceable provision, and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such illegality, invalidity or unenforceability, nor shall such illegality, invalidity or unenforceability affect the legality, validity or enforceability of such provision, or the application of such provision, in any other jurisdiction.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have executed or caused this Agreement to be executed in counterparts, all as of the day and year first above written.

DRAFTKINGS INC.

By:	/s/ Jason Robins
Name:	Jason Robins
Title:	Chief Executive Officer and Chairman

[Signature Page to the Support and Registration Rights Agreement]

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have executed or caused this Agreement to be executed in counterparts, all as of the day and year first above written.

NEW DUKE HOLDCO, INC.

By:	/s/ Paul Liberman
Name:	Paul Liberman
Title:	President and Chief Executive Officer

[Signature Page to the Support and Registration Rights Agreement]

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have executed or caused this Agreement to be executed in counterparts, all as of the day and year first above written.

TILMAN J. FERTITTA

/s/ Tilman J. Fertitta

FERTITTA ENTERTAINMENT, INC.

By:	/s/ Steven L. Scheinthal
Name:	Steven L. Scheinthal
Title:	Executive Vice President and General Counsel

LANDRY’S FERTITTA, LLC

By:	/s/ Steven L. Scheinthal
Name:	Steven L. Scheinthal
Title:	Vice President

GOLDEN LANDRY’S, LLC

By:	/s/ Steven L. Scheinthal
Name:	Steven L. Scheinthal
Title:	Vice President

GOLDEN FERTITTA, LLC

By:	/s/ Steven L. Scheinthal
Name:	Steven L. Scheinthal
Title:	Vice President

[Signature Page to the Support and Registration Rights Agreement]

EXHIBIT A

HOLDERS

EXHIBIT B

FORM OF JOINDER

This Joinder Agreement (this “Joinder Agreement”) is made as of the date written below by the undersigned (the “Joining Party”) in accordance with the Support and Registration Rights Agreement, dated as of August 9, 2021 (the “Support Agreement”) by and among Parent, Holdco and the stockholders of the Company that are party thereto as the same may be amended, supplemented or otherwise modified from time to time. Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to them in the Support Agreement.

The Joining Party hereby acknowledges, agrees and confirms that, by its execution of this Joinder Agreement, the Joining Party shall be deemed to be a party to, and a “Holder” under, the Support Agreement as of the date hereof and shall have all of the rights and obligations of a Stockholder as if it had executed the Support Agreement. The Joining Party hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Support Agreement.

IN WITNESS WHEREOF, the undersigned has duly executed this Joinder Agreement as of the date written below.

Date: [•] [•], 20[•]

By:
Name:
Title:

Address for Notices:

With copies to: